UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 21, 2022

Desktop Metal, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38835	83-2044042
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

63 Third Avenue Burlington, Massachusetts	01803
(Address of principal executive offices)	(Zip Code)

(978) 224-1244

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	DM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2022, Desktop Metal, Inc. (the “Company”) appointed Jason Cole as its Chief Financial Officer and Treasurer. Mr. Cole’s employment with the Company will commence on October 31, 2022, and Mr. Cole will assume the title Chief Financial Officer and Treasurer and the responsibilities of the company’s principal financial officer and principal accounting officer effective November 10, 2022.

Mr. Cole, 47, joins the Company after 18 years at Analog Devices. Most recently, Mr. Cole served as Division CFO, Global Operations and Technology from January 2018, and as Division CFO, Industrial, Healthcare, Consumer and IoT from March 2014 to January 2018. His previous roles at Analog Devices spanned financial leadership positions across several business units including Communications Infrastructure, Linear & RF, High Speed Converters, and Automatic Test Equipment. Mr. Cole began his career at Arthur Andersen LLP in the High Technology Audit practice from 1997 to 2001. Mr. Cole is a Certified Public Accountant, and holds a B.S. in Accountancy from Bentley University, and an M.B.A. from Cornell University’s Samuel Curtis Johnson Graduate School of Management.

Pursuant to his offer letter, Mr. Cole will receive an annual base salary in the amount of $550,000 and will be eligible to participate in the Company’s annual bonus program with a target bonus opportunity equal to 100% of his annual base salary, with the annual bonus for his first year pro-rated based on his start date. Mr. Cole will receive an initial equity grant of 1,500,000 Restricted Stock Units under Desktop Metal’s 2020 Incentive Award Plan, subject to the approval of the compensation committee of the board of directors of the Company. Subject to the approval of the board of directors of the Company, Mr. Cole will be eligible for an annual equity grant with a value of $600,000 in 2023.

Pursuant to the offer letter, in the event Mr. Cole’s employment is terminated by the Company without cause (as defined in the offer letter), or Mr. Cole terminates his employment for good reason (as defined in the offer letter), subject to his execution and non-revocation of a severance agreement containing a release of claims, he will be entitled to receive his base salary for a period of six months after termination of his employment and COBRA benefits, if eligible and he so elects, until the earlier of six months or the date he becomes eligible for coverage under another employer’s plan.

In addition, if, within 12 months following the date of any Change of Control (as defined in the Company’s 2020 Incentive Award Plan) Mr. Cole is terminated without cause, or he resigns for good reason, his unvested equity awards will vest immediately prior to such termination or resignation, subject to his execution of a severance agreement containing a release of claims.

The foregoing description is qualified in its entirety by the offer letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Offer Letter, dated as of October 21, 2022, by and between Desktop Metal, Inc. and Jason Cole
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Desktop Metal, Inc.

Date: October 26, 2022	By:	/s/ Ric Fulop
	Name:	Ric Fulop
	Title:	Chairman and Chief Executive Officer